UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     March 24, 2006
MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 894-6311

None

(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Exhibits.
SIGNATURES
Exhibit 1.1
Exhibit 5.1
Exhibit 99.1

Item 1.01 Entry into a Material Definitive Agreement.
On March 24, 2006, Mobile Mini, Inc. (the “Company”) entered into an Equity Underwriting Agreement (the “Underwriting Agreement”) with CIBC World Markets Corp. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”). The Underwriting Agreement provides for the sale of 4,000,000 shares of Company common stock, $0.01 par value per share (the “Shares”), at a price to the Underwriters of $26.2238 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 600,000 Shares to cover over-allotments, if any. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The Shares were registered for offer and sale pursuant to Rule 415 under the Securities Act of 1933, as amended, by the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-124612) (as amended, the “Registration Statement”). On March 24, 2006, the Company issued a press release announcing the completion of the offering. A copy of this press release is attached hereto as Exhibit 99.1.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Item 8.01 Other Events.
In connection with the offer and sale of the Shares pursuant to the Registration Statement, the Company is filing a legal opinion as Exhibit No. 5.1 and a consent as Exhibit No. 23.1 to this current report on Form 8-K, which are incorporated by reference in their entirety into the Registration Statement.
Item 9.01 Exhibits.
(d)	Exhibits.
1.1	Equity Underwriting Agreement, dated as of March 24, 2006, among the Company and Deutsche Bank Securities Inc. and CIBC World Markets Corp.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).

99.1	Company’s press release dated March 23, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: March 24, 2006	/s/ Lawrence Trachtenberg

	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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